Exhibit 99.1

Executive Base Salaries and Target Award Amounts under Red Hat, Inc.’s Executive

Variable Compensation Plan for the Fiscal Year Ending February 28, 2009

Name of Executive	Base Salary	FY2009 EVCP Target Award as a Percentage of Base Salary at the Beginning of Performance Period	FY2009 EVCP Target Award Amount
James M. Whitehurst	$700,000	100%	$700,000
Charles E. Peters, Jr.	$425,000	75%	$318,750
Paul J. Cormier	$425,000	75%	$318,750
Alex Pinchev	$425,000	75%	$318,750
Michael R. Cunningham	$375,000	75%	$281,250